Exhibit 99.1

Rapid7 Appoints Wael Mohamed Chief Executive Officer; Corey Thomas to Become Executive Chairman

Mohamed brings proven track record of operational and cybersecurity leadership experience; Thomas to focus on technology vision, AI strategy, and policy initiatives; Reaffirms guidance

Boston, MA – June 1, 2026 – Rapid7, Inc. (NASDAQ: RPD), a global leader in AI-powered managed cybersecurity operations, today announced a leadership transition in which board member Wael Mohamed will assume the role of Chief Executive Officer, and current Chief Executive Officer Corey Thomas will become Executive Chairman of the Board, effective immediately. In conjunction with the announcement, the company is also reaffirming its financial guidance for the second quarter and full year 2026.

This leadership transition comes at a defining moment. Amid universal disruption from frontier AI innovation, customers and analysts have validated the company’s preemptive security strategy — effectively integrating managed detection and response (MDR) and exposure management into AI-led security operations to preempt attackers at machine speed. Rapid7 has been strategically moving the right pieces in place for the next phase of its growth, including the recent acquisition of Kenzo, a leading AI security platform, and is well prepared to step into the next chapter.

“After joining our board last year, Wael quickly became an invaluable strategic advisor and partner to me,” said Thomas. “He has built and transformed cybersecurity companies, balancing precise execution with strategic investment, and his leadership will help customers see the benefit of Rapid7’s vision faster.”

Mohamed brings 30 years of cybersecurity and operational transformation experience to Rapid7. He is the founder of Global Forward Capital, a cybersecurity-focused investment firm, and previously served as CEO of Forescout, which he successfully led through two strategic acquisitions. Prior to that, Mohamed led Trend Micro Group, a constituent of the Nikkei 225, in successive roles over eleven years, culminating in President, COO, and member of the board.

“I join Rapid7 with gratitude, confidence, and excitement,” said Mohamed. “We have the customers, technology, leadership, and talent to own the AI-SOC market. I am committed to driving focus on the core businesses where Rapid7 is excellent and honing all of our resources and effort into the success of that vision.”

Thomas and Mohamed have collaborated closely over the last year to define and develop the strategy for Rapid7’s transformation to lead in the rapidly developing AI-SOC market. As part of this effort, Rapid7 has refreshed its senior leadership team, bringing on Rafe Brown as Chief Financial Officer, Allan Peters as Chief Commercial Officer, and most recently, Dan Deklich as Chief Product & Technology Officer. This team was constructed to lead Rapid7 through the operational shifts necessary to bring the company from a platform player to the AI-SOC leader.

As Mohamed assumes responsibility for growth-oriented operations and execution as CEO, Thomas will continue serving on Rapid7’s Board of Directors as Executive Chairman, partnering closely on technology vision, AI strategy, and policy initiatives.

ABOUT WAEL MOHAMED

Wael Mohamed is the CEO of Rapid7, a leading global cybersecurity company based in Boston. He is a cybersecurity executive and strategic advisor with more than 30 years of experience driving growth and operational transformation across the technology sector.

Wael’s career spans company building, executive leadership, and investment. He is the founder of Global Forward Capital, a Singapore-based cybersecurity investment firm, and brings to every engagement a rare combination of operator instinct and board-level perspective. He previously served as CEO of Forescout Technologies, Operating Partner at Advent International, and Chairman of the Board at Cysiv. Wael co-founded Third Brigade, which was acquired in 2009 by Trend Micro Group, a constituent of the Nikkei 225, after which Wael played a central role in scaling Trend Micro Group’s global operations, culminating in the company’s highest role, President & COO, and spending five years serving on its Board of Directors.

ABOUT COREY THOMAS

Corey Thomas is the Executive Chairman of Rapid7, where he partners closely with the leadership team to drive the company’s long-term technology vision, AI strategy, and global cyber policy. Having led Rapid7 as CEO for over 13 years through its IPO, global scale, and evolution into an AI-powered security operations leader, he continues to champion the company’s innovation and market leadership. His expertise in technology and business have been recognized through his appointments to the Council on Foreign Relations, as well as the Federal Reserve Bank of Boston. Corey contributes cross-industry leadership to the boards of directors of LPL Financial, Blue Cross Blue Shield of Massachusetts, Vanderbilt University, and the Greater Boston Chamber of Commerce.

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Outlook

Rapid7 is reaffirming its financial guidance for the second quarter 2026 and full year 2026, as previously provided in a press release issued on May 5, 2026.

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About Rapid7

Rapid7, Inc. (NASDAQ: RPD) is a global leader in AI-powered managed cybersecurity operations, trusted to advance organizations’ cyber resilience. Open and extensible, the Rapid7 Command Platform integrates security data, enriching it with AI, threat intelligence, and 25 years of expertise and innovation to reduce risk and disrupt attackers. As a recognized leader in preemptive managed detection and response (MDR), Rapid7 unifies exposure and detection to transform the cybersecurity operations of more than 11,500 customers worldwide. For more information, visit our website, check out our blog, or follow us on LinkedIn or X.

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Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding our leadership transition, the expected roles and responsibilities of our Chief Executive Officer and Executive Chairman, our technology vision, AI strategy, AI-SOC market opportunity, operational transformation, senior leadership team, financial guidance for the second quarter and full year 2026, and the assumptions underlying such guidance. The events described in our forward-looking statements are subject to a number of risks and uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements. Such forward-looking statements are based on our current assumptions, expectations and estimates and involve a number of judgments and risks, many of which are outside of our control. Risks that could cause or contribute to such differences include, but are not limited to, macroeconomic uncertainty, unstable market and economic conditions, fluctuations in our quarterly results, our ability to successfully grow our sales of our cloud-based solutions, including through the shift to a consolidated platform sales approach, failure to meet our publicly announced guidance or other expectations about our business, our ability to grow our revenue, the ability of our products and professional services to correctly detect vulnerabilities, renewal of our customer’s subscriptions, competition in the markets in which we operate, market growth, our ability to innovate, our sales cycles, our ability to successfully develop, deploy and realize the expected benefits of our artificial intelligence and automation capabilities, including risks related to performance, reliability, security and customer adoption of such technologies, our ability to successfully integrate acquired companies, including Kenzo Security and achieve the expected synergies and benefits of such acquisitions in a timely manner or at all, exposure to greater than anticipated tax liabilities, our ability to successfully execute our leadership transition, implement our AI-SOC strategy, realize the expected benefits of our senior leadership changes and maintain business momentum during periods of organizational change, our ability to operate in compliance with applicable laws, fluctuations in foreign currency exchange rates and their impact on our results, risks related to the accuracy, efficacy and perceived reliability of our threat intelligence, detection and response capabilities, including the potential for undetected vulnerabilities, false positives or failures in our systems, as well as other risks and uncertainties that could affect our business and results described in our filings with the Securities and Exchange Commission (the “SEC”), including our most recent Quarterly Report on Form 10-Q filed with the SEC on May 5, 2026, particularly in the section entitled “Item 1.A Risk Factors,” and in the subsequent reports that we file with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those expressed in any forward-looking statements we may make. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Rapid7 Media Relations

Alice Randall

Director, Global Communications

press@rapid7.com

(857) 216-7804

Rapid7 Investor Contact

Matt Wells

Vice President, Investor Relations

investors@rapid7.com

(617) 865-4277